EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Measurement Specialties, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-129946, 333-116966, 333-66454, 333-11171 and 033-76646 on Forms S-8 of Measurement Specialties, Inc. of our reports dated June 17, 2006, with respect to the consolidated balance sheet of Measurement Specialties, Inc. and subsidiaries as of March 31, 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income and cash flows for the year ended March 31, 2006, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2006 and the effectiveness of internal control over financial reporting as of March 31, 2006, which reports appear in the March 31, 2006 annual report on Form 10-K of Measurement Specialties, Inc.

Our report dated June 17, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2006, expresses our opinion that Measurement Specialties, Inc. did not maintain effective internal control over financial reporting as of March 31, 2006 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that Measurement Specialties, Inc. did not maintain adequate policies and procedures over the accounting for income taxes.

Our report dated June 17, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2006, also contains an explanatory paragraph that states that Measurement Specialties, Inc. acquired HL Planartechnik GmbH (HLP) and Assistance Technique Experimentale (ATEX) during 2006 and that management excluded from its assessment of the effectiveness of Measurement Specialties, Inc.’s internal control over financial reporting as of March 31, 2006, HLP’s and ATEX’s internal control over financial reporting. Our audit of internal control over financial reporting of Measurement Specialties, Inc. as of March 31, 2006 also excluded an evaluation of the internal control over financial reporting of HLP and ATEX.

/s/ KPMG LLP

Norfolk, Virginia
June 17, 2006